UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2026

CALISA ACQUISITION CORP

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42910	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

205 W. 37th Street

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

(203) 998-5540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one ordinary share and one right	ALISU	The Nasdaq Stock Market LLC

Ordinary Shares, par value $0.000075 per share	ALIS	The Nasdaq Stock Market LLC

Rights, each entitling the holder to one tenth of one ordinary share upon the completion of the Company’s initial business combination	ALISR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on March 6, 2026, Calisa Acquisition Corp, a Cayman Islands exempted company (the “Company”), entered into an Business Combination Agreement (the “BCA”) with Calisa Merger Sub, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Goodvision AI Inc., a Cayman Islands exempted company (“Goodvision”). Pursuant to the terms of the BCA, Merger Sub will merge with and into Goodvision (the “Merger”), with Goodvision surviving the Merger as a direct, wholly owned subsidiary of the Company in accordance with the Companies Act (As Revised) of the Cayman Islands, as amended.

On October 8, 2026, the Company held an extraordinary general meeting (the “Meeting”) to approve the following proposals in connection with the transactions with Goodvision:

●	a proposal to approve by special resolution that the BCA, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands and the transactions contemplated thereby (including the Merger) be approved, authorised and ratified in all respects (the “Business Combination Proposal”);

●	a proposal to approve by special resolution that a change of the Company’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited” be approved and that the amended and restated memorandum and articles of association of the Company be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur simultaneously with the consummation of the Merger (the “Name Change Proposal”);

●	a proposal to approve by ordinary resolution that for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC, the issuance of ordinary shares, par value $0.000075, in connection with the transactions in accordance with the BCA be approved (the “Nasdaq Proposal”);

●	a proposal to approve by special resolution that (a) the capitalization of the Company, currently consisting of 266,666,666 authorized ordinary shares of US$0.000075 par value each, be redesignated and reclassified as Class A Ordinary Shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each,be redesignated and reclassified as a new class of Class B Ordinary Shares of US$0.000075 par value each, such that the authorized share capital of the Company following the Merger will become US$20,200 divided into 266,666,666 Class A Ordinary Shares of a par value US$0.000075 each and 2,666,666 Class B ordinary shares of a par value US$0.000075 each and (b) the amended and restated memorandum and articles of association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of a new proposed second amended and restated memorandum and articles of association (the “Governing Documents Proposal”);

●	a proposal to approve by ordinary resolution that the 2026 Equity Incentive Plan be adopted with effect upon consummation of the transactions contemplated by the BCA (the “Equity Incentive Plan Proposal”); and

●	a proposal to approve as an ordinary resolution that the adjournment of the Meeting to a later date or dates, if it is determined by the chairman presiding over the Meeting that more time is necessary for the Company to consummate the Merger and the transactions (the “Adjournment Proposal”).

An aggregate of 7,099,373 ordinary shares of the Company, which represented a quorum of the outstanding ordinary shares entitled to vote as of the record date of September 4, 2026, were represented in person or by proxy at the Meeting.

The Company’s shareholders voted on the proposals at the Meeting, which were approved as follows:

(1)	Proposal No. 1 — The Business Combination Proposal

For	Against	Abstain	Broker Non-Votes
5,903,693	174,200	0	1,021,480

(2)	Proposal No. 2 — The Name Change Proposal

For	Against	Abstain	Broker Non-Votes
6,925,173	174,200	0	0

(3)	Proposal No. 3 — The Nasdaq Proposal

For	Against	Abstain	Broker Non-Votes
5,903,693	174,200	0	1,021,480

(4)	Proposal No. 4 — The Governing Documents Proposal

For	Against	Abstain	Broker Non-Votes
5,903,693	174,200	0	1,021,480

(5)	Proposal No. 5 — The Equity Incentive Plan Proposal

For	Against	Abstain	Broker Non-Votes
5,703,879	374,014	0	1,021,480

Because quorum was obtained and the other proposals were approved, the Company did not hold a vote on the Adjournment Proposal.

The Company is in the process of continuing to satisfy all remaining closing conditions to the transaction and intends to consummate the business combination with Goodvision as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026

CALISA ACQUISITION CORP

By:	/s/ Hongfei Zhang
Name:	Hongfei Zhang
Title:	Chief Executive Officer